Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Second Amendment”) is entered into as of the 24th day of May, 2016 by and between Atrion Corporation, a Delaware corporation (the “Company”), and Emile A Battat (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive are currently parties to an Amended and Restated Employment Agreement dated as of the August 7, 2006 (the "Amended and Restated Employment Agreement") that was amended by a First Amendment to Amended and Restated Employment Agreement dated as of May 26, 2011 (the "First Amendment," and the Amended and Restated Employment Agreement as amended by the First Amendment being herein referred to as the “Employment Agreement”) pursuant to which the Executive is employed by the Company until December 31, 2016; and

WHEREAS, the Company and the Executive desire to extend the term of the Executive's employment by the Company until December 31, 2021 and to modify certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.            CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Employment Agreement.

2.            AMENDMENT TO SECTION 2 OF THE EMPLOYMENT AGREEMENT. Section 2 of the Employment Agreement is deleted in its entirety and the following is substituted in lieu and instead thereof.

2.          TERM. The term of the Executive's employment under this Agreement was initially for a period of five (5) years from the Commencement Date (the “Initial Term”) and was extended for an additional five (5) years (the "First Renewal Term") pursuant to the First Amendment to Amended and Restated Employment Agreement dated as of May 26, 2011. The parties hereby agree to extend the term for an additional five (5) years beginning January 1, 2017 (the "Second Renewal Term"). The term of the Executive's employment under this Agreement shall be automatically renewed for additional one (1) year terms (each referred to as an “Additional Term”) at the end of the Second Renewal Term and at the end of each Additional Term, as the case may be, unless either party delivers written notice of termination to the other at least thirty (30) days prior to the end of the Second Renewal Term or Additional Term, as the case may be. The Initial Term, the First Renewal Term, the Second Renewal Term and the Additional Terms together constitute the "Employment Term."

3.            AMENDMENT TO SECTION 3(a) OF THE EMPLOYMENT AGREEMENT. The first sentence of Section 3(a) of the Employment Agreement is deleted in its entirety and the following is substituted in lieu and instead thereof:

The Company shall pay the Executive a base salary (the "Base Salary") of Six Hundred Thousand and No/100 Dollars ($600,000.00) for each calendar year in the First Renewal Term and in the Second Renewal Term.

4.            LEGAL FEES. The Company shall pay the Executive's reasonable legal fees and costs associated with entering into this Second Amendment.

5.            FULL FORCE AND EFFECT. Except as specifically amended herein, all other terms and conditions in the Employment Agreement shall remain unchanged and shall continue in full force and effect. From and after the date of this Second Amendment, any and all references to the Employment Agreement shall refer to the Employment Agreement as hereby amended.

6.            MULTIPLE COUNTERPARTS. This Second Amendment may be executed in counterparts, each of which for all purposes is to be deemed an original, and both of which constitute, collectively, one agreement, but in making proof of this Second Amendment, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered as of the date first above written.

ATRION CORPORATION

By:	/s/ David A. Battat
David A. Battat
President and Chief Executive Officer

/s/ Emile Battat
EMILE A BATTAT